UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2005

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	1-8739	22-1970303
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification Number)

1830 Route 130, Burlington, NJ		08016
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (609) 387-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

0 Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

0 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

0 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

0 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02     TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

     On October 6, 2005, the Registrant issued a press release reporting its intention to prepay the Registrant's senior notes in full on November 2, 2005. The Registrant gave notice on October 3, 2005 to the holders of $100 million of the Registrant's senior notes of its intention to prepay the notes in full on November 2, 2005. The Registrant decided to prepay the notes because it does not project working capital requirements within the foreseeable future that necessitate maintaining the senior notes. The notes had been issued pursuant to the Note Purchase Agreement dated as of August 15, 2003 among the Registrant, the Registrant's wholly-owned subsidiary, Burlington Coat Factory Warehouse of New Jersey, Inc., and a group of institutional investors. Pursuant to the terms of the Note Purchase Agreement, the Registrant is required to give at least thirty days prior written notice to the noteholders in order to voluntarily prepay the notes. The Note Purchase Agreement provides for a prepayment premium that is based on the yields reported as of the second business day prior to the payoff date for actively traded U.S. treasury notes with maturities corresponding to the remaining average life of the senior notes (3.1 years and 5.1 years). Under the current interest rate environment, the Registrant would not incur a prepayment penalty. However, if the U.S. treasury rate decreases prior to the payoff date, the Registrant may incur a prepayment penalty. Based on historical treasury rates and current trends, the Registrant does not expect that a prepayment penalty, if any, would have a material effect on the Company's consolidated financial position, results of operations and cash flows. The Registrant expects to use existing unrestricted cash generated from operating activities, as well as cash from the sale of short-term investments, to pay off the senior notes. The Registrant does not anticipate borrowing any amounts in order to pay off the senior notes. The Registrant expects that the prepayment of the senior notes will result in a charge to earnings of approximately $0.5 million in deferred debt charges during the second quarter of fiscal 2006.

A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On October 6, 2005, the Registrant issued a press release reporting its net income and sales for its first quarter ended August 27, 2005.

A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits
Exhibit No.	Description
99.1	Press Release, dated October 6, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BURLINGTON COAT FACTORY WAREHOUSE CORPORATION
Dated: October 6, 2005	By: /s/ Robert L. LaPenta, Jr. Robert L. LaPenta, Jr. Vice President - Chief Accounting Officer

EXHIBIT INDEX
Exhibit No.	Description
99.1	Press Release, dated October 6, 2005